EXHIBIT 11

             CONSENT OF INDEPENDENT AUDITORS

The Trustees
Cash Resource Trust
              We consent to the use of our report dated September 8, 1995 included herein and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT AUDITORS" in the statement of additional information.


                                        /s/ KPMG PEAT MARWICK LLP
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
September 29, 1995